Exhibit 21 — List of Subsidiaries & Affiliates

The following are subsidiaries and affiliated corporations of the Company at December 31, 2010

Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

Alnara Pharmaceuticals, Inc.	Massachusetts
AME Torreview LLC	Delaware
Andean Technical Operations Center	Peru
Applied Molecular Evolution, Inc.	Delaware
Avid RadioPharmaceuticals	Pennsylvania
del Sol Financial Services, Inc.	British Virgin Islands
Dista Ilac Ticaret Ltd. Sti.	Turkey
Dista, S.A.	Spain
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
E L Management LLC	Delaware / Canada
Elanco Animal Health Ireland Limited	Ireland
Elanco Animal Health, Korea, Ltd.	Korea
Elanco Trustees Limited	Ireland
Elanco-Valquimica, S.A.	Spain
ELCO for Trade and Marketing, S.A.E.	Egypt
ELCO Insurance Company Limited	Bermuda
ELCO International Sales Corporation	U.S. Virgin Islands
ELCO Management, Inc.	Delaware
ELGO Insurance Company Limited	Bermuda
Eli Lilly (B.V.I.) Holding Company Unlimited	British Virgin Islands
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly (NZ) Staff Benefits Custodian Limited	New Zealand
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly (Singapore) Pte. Ltd.	Singapore
Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly and Company	Indiana
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly and Company (Ireland) Limited	Ireland
Eli Lilly and Company (Ireland) Trustees Limited	Ireland
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly and Company (Taiwan), Inc.	Taiwan
Eli Lilly and Company Limited	United Kingdom
Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia
Eli Lilly Asia, Inc.	Delaware
Eli Lilly Asian Operations, Limited	Hong Kong
Eli Lilly Australia Pty. Limited	Australia
Eli Lilly Benelux S.A.	Belgium
Eli Lilly B-H d.o.o.	Bosnia
Eli Lilly Canada Inc.	Canada

Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Danmark A/S	Denmark
Eli Lilly de Centro America, S.A.	Guatemala
Eli Lilly de Mexico, S.A. de C.V.	Mexico
Eli Lilly do Brasil Limitada	Brazil
Eli Lilly Egypt, S.A.E.	Egypt
Eli Lilly European Clinical Trial Services SA	Belgium
Eli Lilly Export S.A.	Switzerland
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Eli Lilly Finance, S.A.	Switzerland
Eli Lilly Ges.m.b.H.	Austria
Eli Lilly Group Limited	United Kingdom
Eli Lilly Group Pension Trustees Limited	United Kingdom
Eli Lilly Holding Company Ltd.	United Kingdom
Eli Lilly Holdings Ltd.	United Kingdom
Eli Lilly Hrvatska d.o.o.	Croatia
Eli Lilly Industries, Inc.	Delaware
Eli Lilly Interamerica Inc., y Compania Limitada	Chile
Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly International Corporation	Indiana
Eli Lilly International Trading (Shanghai) Co. Ltd.	China
Eli Lilly Israel Ltd.	Israel
Eli Lilly Italia S.p.A.	Italy
Eli Lilly Japan K.K.	Japan
Eli Lilly Nederland B.V.	Netherlands
Eli Lilly Nederland Holding B.V.	Netherlands
Eli Lilly Nigeria Ltd.	Nigeria
Eli Lilly Norge A.S.	Norway
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp.z.o.o. (Ltd.)	Poland
Eli Lilly Regional Operations GmbH	Austria
Eli Lilly Romania SRL	Romania
Eli Lilly S.A.	Switzerland
Eli Lilly S.A. — Ireland Branch	Ireland
Eli Lilly Services, Inc.	British Virgin Islands
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Spain Holding ETVE, S.L.	Spain
Eli Lilly Suzhou Pharmaceutical Co. Ltd.	China
Eli Lilly Sweden AB	Sweden
Eli Lilly Trading S.A.	Switzerland
Eli Lilly USA, LLC	Indiana
Eli Lilly Vostok S.A., Geneva	Switzerland
Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
EndoClone Incorporated	Delaware
GEMS Services S.A.	Belgium
GEMS Services S.A. — CC Branch	Belgium
Greenfield-Produtos Farmaceuticos, Lda.	Portugal
Hypnion, Inc.	Delaware
ICOS Corporation	Washington
ImClone GmbH	Switzerland
ImClone LLC	Delaware

ImClone Systems Corporation	Delaware
ImClone Systems International GmbH	Germany
Irisfarma S.A.	Spain
Ivy Animal Health, Inc.	Delaware
Kinsale Financial Services, Ltd.	Ireland
Lilly Cayman Holdings	Cayman Islands
Lilly del Caribe, Inc.	Cayman Islands
Lilly Deutschland GmbH	Germany
Lilly France S.A.S.	France
Lilly Global Services, Inc.	Indiana
Lilly GmbH	Germany
Lilly Holdings GmbH	Austria
Lilly Holdings, LLC	Delaware
Lilly Hungaria KFT	Hungary
Lilly Ilac Ticaret Limited Sirketi	Turkey
Lilly Korea Ltd.	Korea
Lilly Pharma Fertigung & Distribution GmbH	Germany
Lilly Pharma Holding GmbH	Germany
Lilly Pharma Ltd.	Russia
Lilly Pharma Produktion GmbH & Co. KG	Germany
Lilly S.A.	Spain
Lilly Singapore Centre for Drug Discovery Pte. Ltd.	Singapore
Lilly Trading Co. LTD	China
Lilly USA, Corp.	Indiana
Lilly USA, LLC	Indiana
Lilly Ventures Fund I LLC	Delaware
Lilly Ventures Management Company LLC	Delaware
Lilly-NUS Centre for Clinical Pharmacology	Singapore
Lilly-Portugal, Produtos Farmaceuticos, Lda.	Portugal
OY Eli Lilly Finland AB	Finland
Pharmabrand, S.A.I.C.	Greece
Pharmaserve-Lilly S.A.C.I.	Greece
PT. Eli Lilly Indonesia	Indonesia
SGX Pharmaceuticals, Inc.	Delaware
Spaly Bioquimica, S.A.	Spain
UAB Eli Lilly Lietuva	Lithuania
Vanthys Pharmaceutical Development Private Limited	India
Vital Pharma Productos Farmaceuticos	Portugal

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